UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           October 26, 2007
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement

On October 26, 2007, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced that it has entered into new senior unsecured credit facilities totaling $1 billion. Credit Suisse will act as Administrative Agent, Sole Bookrunner and Sole Lead Arranger for a group of financial institutions. The new facilities consist of a five-year Revolving Facility in the principal amount of $500 million and a five-year, $500 million Term Loan Facility. The new facilities will be used for general corporate purposes, including working capital, capital expenditures, acquisitions, funding of share repurchases and other payments, and repayment of all amounts outstanding under the Company's previous revolving credit facility. On October 26, 2007, the Company borrowed $500 million under the Term Loan Facility, and outstanding Letters of Credit totaling $110.5 million were extended under the new facilities. The Company's previous revolving credit facility was terminated upon the closing of the new facilities.

Exhibits

99.1 Press Release dated October 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: October 26, 2007	By:	/s/Bradford T. Smith
Bradford T. Smith, Executive Vice President and Secretary